Exhibit 5


                                                           EXECUTION COPY





                        SECURITIES PURCHASE AGREEMENT




                                    Among



                           EARTHSHELL CORPORATION
                           a Delaware corporation
                               (as the Issuer)


                                     and


                   TSCP MACHINERY & PROCESSING GROUP, LLC
                    a Delaware Limited Liability Company

                                     and

                     EDWARD W. WILLIAMS REVOCABLE TRUST
                  A trust formed under the laws of Missouri
                               (as Purchasers)





                            Dated:  June 22, 2006






















                        SECURITIES PURCHASE AGREEMENT
                        -----------------------------


        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into this 22 day of June, 2006 among EARTHSHELL CORPORATION, a Delaware corporation (the "Company"), TSCP MACHINERY & PROCESSING GROUP, LLC, a Delaware limited liability company ("TSCP") and EDWARD
   W. WILLIAMS REVOCABLE TRUST, a trust formed under the laws of Missouri ("Williams") (Williams and TSCP are referred to individually as "Purchaser" and collectively as the "Purchasers").

        WHEREAS, Purchasers desire to purchase from the Company shares of Series D Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series D Shares"), with all the rights and preferences set forth in the Certificate of Designation attached hereto as EXHIBIT A (the "Certificate of Designation"), and the Company desires to sell Series D Shares to Purchasers, on the terms contained herein; and

        WHEREAS, in connection with the purchase and sale of the Series D Shares, the Company will issue to each Purchaser a Common Stock Warrant (each, a "Warrant" and collectively the "Warrants") to acquire shares of common stock of the Company, par value $0.01 per share (the "Common Shares") in the form attached hereto as EXHIBIT B.


        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

                               THE TRANSACTION

        1.1 APPROVAL OF TRANSACTION; FILING OF CERTIFICATE OF DESIGNATION. Prior to the date hereof, the Board of Directors of the Company authorized and approved the transaction contemplated by this Agreement, including the Certificate of Designation, and the Certificate of Designation has been accepted for filing by the Secretary of State of Delaware and is in full force and effect. A copy of such Board approval as certified by the Secretary or Assistant Secretary of the Company, and a copy of the Certificate of Designation as certified by the Secretary of State of Delaware, are attached hereto as EXHIBIT C and EXHIBIT D, respectively.

        1.2 PURCHASE AND SALE OF SECURITIES. On the terms contained in this Agreement, each Purchaser, individually and not jointly and severally, is hereby purchasing from the Company, and the Company is hereby selling to such Purchaser, the number of Series D Shares set forth next to the signature of such Purchaser on the signature page of this Agreement, and a Warrant to acquire the number of Common Shares set forth next to the signature of such Purchaser on the signature page of this Agreement (the Series D Shares and Warrants shall be referred to herein collectively as the "Securities") at an aggregate purchase price for such Purchaser equal to the product of $3.90 and the number of Series D Shares being purchased by such Purchaser. The aggregate purchase price of the Securities for each Purchaser is set forth next to the signature of each Purchaser on the signature page of this Agreement.

        1.3 TIME AND PLACE OF CLOSING. The transactions contemplated by this Agreement are being consummated at 5:00 pm, Pacific Daylight Savings Time, at the offices of the Company located at 3916 State Street, Suite 110, Santa Barbara, California (the "Closing").

        1.4 MANNER OF PAYMENT OF INDIVIDUAL PURCHASE PRICE. Each Purchaser is paying his or its purchase price for its respective Series D Preferred Shares and Warrants by wire transfer of immediately available funds to the Company on the Closing to the bank account designated by the Company by written notice delivered to Purchasers not later than the day of Closing.

        1.5 ISSUANCE AND DELIVERY OF THE SECURITIES. The Company is issuing and delivering certificates representing the Securities in the name of each Purchaser in the amounts set forth next to the signature of each such Purchaser on the signature page of this Agreement. The Company is also delivering such other documents as are reasonably required in order to effectuate the consummation of the transactions contemplated hereby. All documents being delivered at Closing are in form and substance reasonably satisfactory to both parties.


                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES

        2.1  REPRESENTATIVES AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to Purchasers as follows:

             (a) The Company is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement or the Securities, (ii) have or result in a material adverse effect on the

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   results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "Material Adverse Effect").

             (b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder (including the filing of the Certificate of Designation with the Secretary of State of Delaware) have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed by officers of the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

             (c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected.

             (d) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other entity or person in connection with the execution, delivery and performance by the Company of this Agreement, other than the required filing of the Certificate of Designation.

             (e) The Securities have been duly authorized and, when issued in accordance with this Agreement and paid for in full by Purchasers, will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction. At such time as the Securities may be converted into the appropriate


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   number of shares of common stock of the Company (the "Common Shares"), such Common Shares will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

             (f) As of the date hereof, all of the outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws.

             (g) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities.

             (h) The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing filings being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the Securities Act") and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

             (i) As of the date hereof, and after giving effect to the filing of the Certificate of Designation and the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (i) 40,000,000 shares of common stock, $0.01 par value per share, of which 19,340,188 are issued and outstanding, and
   (ii) 10,000,000 shares of Preferred Stock, of which 100 shares are designated Series B Convertible Preferred Stock, of which 8,000,000


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   have been designated Series C Convertible Preferred Stock., and of which 400,000 have been designated as Series D Convertible Preferred Stock. There is no other class of preferred stock authorized or outstanding. All common stock and series of Preferred Stock referred to in this Section 2.1(i) are referred to collectively herein as
   "Corporation Shares."   All of the issued and outstanding Corporation
   Shares have been validly issued, are fully paid and are non-assessable. All Corporation Shares have been issued in compliance with all applicable federal and state securities laws.

             (j) Since December 31, 2005, there has not been any material adverse change in the business, operations, financial condition or prospects of the Company, except as has been publicly disclosed in SEC Reports or press releases and it being understood that the Company needs additional financing to continue as a "going concern."

        2.2  REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

        Each Purchaser individually as to itself, and not jointly and severally, represents and warrants to the Company as follows:

             (a) Such Purchaser, if not a natural person, is duly organized, validly existing and in good standing, under the laws of its state of formation. Such Purchaser, if not a natural person, has full power and authority to enter into and perform this Agreement.
   The execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder, in each case if such Purchaser is not a natural person, have been duly authorized and approved by all requisite company action.

             (b) This Agreement has been duly executed and delivered by such Purchaser or duly authorized representatives of such Purchaser and constitutes the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

             (c) No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by such Purchaser of the transaction contemplated hereby.

             (d) Neither the execution and delivery of this Agreement by such Purchaser, nor the consummation by such Purchaser of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of its charter documents or operating agreement, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.


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             (e)  Such Purchaser is not a party to any written or oral
   contract, agreement, indenture, debenture, note, commitment or other instrument under the terms of which performance by such Purchaser according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by such Purchaser according to the terms of this Agreement may be prohibited, prevented or delayed.

             (f) Such Purchaser has not dealt with any person or entity which is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

             (g) Such Purchaser is acquiring the Securities (and upon exercise of the Securities, the Common Shares) for such Purchaser's own accounts and not with a present view to or for sale in connection with any distribution of all or any part of the Securities or the Common Shares. Such Purchaser understands that such parties can not, directly or indirectly, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Securities or the Common Shares or its or his interest in the Securities or the Common Shares (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of all or any part thereof) except (i) as provided in Section 3 hereof or (ii) in a manner that does not violate the registration or any other applicable provisions of the Securities Act (or any other applicable federal securities laws) or any applicable state securities laws; PROVIDED that in the case of a transfer under clause (ii) hereof, the transferee of the Securities or the Common Shares from such Purchaser must acknowledge and agree to abide by the provisions of this Section 2.2(g) and must present to the Company or its counsel
   (A) a written opinion in form and substance of legal counsel experienced in securities law matters satisfactory to the Company indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the qualification provisions of applicable state securities laws or similar successor laws, and the rules and regulations promulgated thereunder, or (B) evidence satisfactory to the Company of full compliance with the provisions of Rule 144 under the Securities Act or other available exemptions under the Securities Act.

             (h) Such Purchaser has been furnished with, and hereby acknowledges receipt of, such information as it deems necessary to evaluate its or his investment in the Securities and understands the risks of, and other considerations relating to, ownership of the Securities. Such Purchaser has extensive knowledge and experience in financial affairs so that such Purchaser is capable of evaluating the merits and risks of an investment in the Securities and has the capacity to protect its or his own interests in connection with purchase of the Securities. Such Purchaser's financial situation is

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   such that it can afford to bear the economic risk of holding the
   Securities for an indefinite period of time and can afford to suffer the complete loss of its investment in the Securities.

   3.   REGISTRATION COVENANT OF THE COMPANY

        The Company covenants and agrees with each Purchaser as follows:

             (a) If at any time either Purchaser requests that the Company file a registration statement for a secondary public offering of all or any portion of the Common Shares, the Company will file, within sixty (60) business days of receipt of such Purchaser's request, a registration statement with the Commission which complies in all material respects with the requirements of the Securities Act seeking the public sale of the number of Common Shares specified in such notice. The Company will pay all reasonable expenses incurred in connection with any registration, qualification and compliance requested hereunder (excluding underwriting discounts and commissions), including, without limitation, all filing, registration and qualification, printing and accounting fees and the fees and disbursements of counsel for the Company. The Company shall notify each Purchaser in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities and will afford each Purchaser an opportunity to include in such registration statement all or part of any Common Shares held by such Purchaser. Each Purchaser desiring to include in any such registration statement all or any part of his or its Common Shares, shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If a Purchaser decides not to include all of its Common Shares in any registration statement thereafter filed by the Company, such Purchaser shall nevertheless continue to have the right to include any Common Shares in any subsequent registration statement as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

        (b) The Company will use its diligent best efforts (i) to cause such registration statement to become effective and (ii) to cause such registration statement to remain effective until the completion of the proposed offering and (iii) to prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all the Common Shares covered by such registration statement, including, without limitation, such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder.

        (c) The Company will furnish to each holder of Common Shares covered by such registration statement such numbers of copies of such


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   registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the Common Shares.

        (d) The Company will use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by each holder of Common Shares covered by such registration statement and do any and all other acts and things that may be necessary under such securities and blue sky laws to enable each holder to consummate the sale or other disposition of the Common Shares owned by it; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such state or jurisdiction and except as may be required by the Securities Act.

        (e) Within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the SEC, the Company will furnish counsel selected by any holder of the Common Shares copies of such documents proposed to be filed, which counsel shall have a reasonable opportunity to review and comment thereon.

        (f) The Company will promptly notify each holder of Common Shares covered by the registration statement of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Common Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (g) The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the registration statement and, if one is issued, shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.



                                      8









        (h) If the registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, the Company shall so advise the Purchasers. In such event, the right of any such Purchaser to be included in any such registration statement pursuant to this Section 3 shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of such Common Shares in the underwriting to the extent provided herein. The Company, and the Purchasers who intend to participate in such underwritten offering, shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Company.

        (i) To the fullest extent permitted by law, the Company will indemnify and hold harmless each holder selling Common Shares under the registration statement, each other entity or person who participates in the offering of the Common Shares under such registration statement, and each other entity or person, if any, who controls (within the meaning of the Securities Act) such seller or participating entity or person (individually and collectively, the "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company shall pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable to any Indemnified Person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein or (ii) such person's failure to deliver a prospectus as required by the Securities Act.





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                                 ARTICLE IV

                               INDEMNIFICATION


        4.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this Article IV. As used in this Agreement, the term "Damages" shall mean all liabilities, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim of Damages.

        4.2 THE COMPANY'S INDEMNIFICATION OBLIGATION. The Company will indemnify, save and keep each Purchaser and its successors and permitted assigns ("Purchaser Indemnities") harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by the Company to Purchasers herein or failure of the Company to comply with any of the covenants or obligations under this Agreement to be performed by the Company.

   Each of the representations and warranties made by the Company in this Agreement shall survive for a period of two (2) years after the Closing Date. No claim for the recovery of Damages arising out a breach of any such representation and warranty may be asserted by either Purchaser against the Company or its successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred.

        4.3. PURCHASERS INDEMNIFICATION OBLIGATION. Purchasers shall individually, and not jointly and severally, indemnify, save and keep the Company and its successors and permitted assigns ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by such Purchaser to the Company herein.

   Each of the representations and warranties made by each Purchaser in this Agreement shall survive for a period of two (2) years after the Closing. No claim for the recovery of Damages arising out of a breach of any such representation and warranty may be asserted by the Company against such Purchaser or its successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred.

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                                  ARTICLE V

                                MISCELLANEOUS


        5.1 PUBLICITY. Except as otherwise required by law, press releases concerning this transaction shall be made only with the prior agreement of the Company and Purchasers.

        5.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three
   (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

                  IF TO THE COMPANY:
                  c/o EarthShell Corporation
                  1301 York Rd. Suite 200
                  Lutherville, MD 21093
                  Attention:  D. Scott Houston
                  Fax:  (410-847-9431 (fax)

                  WITH A COPY TO:
                  Whiteford, Taylor Preston LLP
                  210 West Pennsylvania Avenue
                  Suite 400
                  Towson, MD 21204-4515
                  Attention:  John Hayden, Esq.
                  Fax:  (410) 339-4026

                  IF TO PURCHASERS:

                  TSCP Machinery & Processing Group, LLC
                  c/o Thompson Street Capital Partners, L.P.
                  100 South Brentwood Boulevard
                  St. Louis, MO  63105
                  Attn.: James A. Cooper
                  Telephone:  (314) 727-2122
                  Fax:  (314) 727-2118




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                  Edward W. Williams Revocable Trust
                  c/o Ted Williams
                  Springbok Partners
                  80 East Sir Francis Drake Blvd.
                  4th Floor, Suite C
                  Larkspur, CA  94939
                  Telephone: (415) 464-9960
                  Fax:_________________

                  WITH A COPY TO:

                  Schiff Hardin LLP
                  6600 Sears Tower
                  Chicago, Illinois  60606
                  Attn: Roger R. Wilen
                  Telephone: (312) 258-5754
                  Fax: (312) 258-5700

   and/or to such other respective addresses and/or addresses as may be designated by notice given in accordance with the provisions of this
   Section 5.2.

        5.4 EXPENSES. Each party hereto will bear all the fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

        5.5. ENTIRE AGREEMENT. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties relating to the Securities and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assignees. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

        5.6. SURVIVAL; NON-WAIVER. All representations and warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective

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   unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific presentation, warranty or covenant was not also breached.

        5.7. SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

        5.8. APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

        5.9. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.10. ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party except that either of the Purchasers may assign its rights under the Agreement to an affiliate.

        5.11. COUNTERPARTS. This Agreement is being executed in multiple counterparts, and by facsimile or other electronic means, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

        5.12. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


   THE COMPANY
   EARTHSHELL CORPORATION



   By /s/ Scott Houston
      -------------------------
      Scott Houston
      Chief Financial Officer


   PURCHASERS

   TSCP MACHINERY & PROCESSING
   GROUP,LLC

   By: Thompson Street Capital Partners, L.P., its Manager
        By:  Thompson Street Capital GP LLC
             Its:  General Partner


   By:  /s/ James A. Cooper      Aggregate Purchase Price $200,000
        ----------------------   Number of Series D Shares: 51,282
        James A. Cooper          Warrant Conversion: 222,222 Common
        Managing Member          Shares



   EDWARD W. WILLIAMS
   REVOCABLE TRUST               Aggregate Purchase Price $300,000
                                 Number of Series D Shares: 76,923
   By: /s/ Edward W. Williams    Warrant Conversion:333,333 Common
       -----------------------   Shares
   Its:_______________________













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